                            SECOND AMENDMENT TO LEASE

         THIS SECOND AMENDMENT TO LEASE ("Amendment") is executed as of this 11 day of March, 1997 by and between MP CARIBBEAN, INC., a Delaware corporation ("Landlord"), and ABAXIS, INC., a California corporation ("Tenant"), with reference to the following:

                                 R E C I T A L S

         A. Tenant and Landlord are presently parties to that certain Lease Agreement dated as of March 11, 1992, as amended pursuant to that certain First Amendment to Lease of even date therewith (collectively, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant approximately 38,304 square feet of industrial space located in the Caribbean Corporate Center, Sunnyvale, California as more particularly described in the Lease (the "Premises").

         B. The Lease expires by its express terms on July 17, 1997.

         C. Landlord and Tenant now desire to provide for the early renewal of the Lease, upon the terms and conditions contained herein.

                                A G R E E M E N T

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

         1. Recitals; Definitions. Landlord and Tenant agree that each of the foregoing recitals is true and correct and incorporated herein by this reference. All words and phrases having their initial letters capitalized in this Amendment and not otherwise defined herein shall have the meanings set forth in the Lease.

         2. Term. Landlord and Tenant hereby acknowledge and agree that the expiration date of the Lease Term is hereby extended from July 17, 1997 to July 17, 2000.

         3. Monthly Installment of Rent. Notwithstanding anything to the contrary contained in Section 4.B. of the Lease, the Monthly Installment of rent for the Premises shall as follows:

                  (a) From July 18, 1997 through and including July 17, 1998, the Monthly Installment of rent shall be $55,541.00.

                  (b) From July 18, 1998 through and including July 17, 1999, the Monthly Installment of rent shall be $57,456.00.


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                  (c) From July 18, 1999 through and including July 17, 2000, the Monthly Installment of rent shall be $59,371.00.

         4. Security Deposit. Concurrently with the execution of this Amendment, Tenant shall pay to Landlord the further sum of $24,897.40 which sum shall be and remain a part of the Security Deposit held by Landlord pursuant to the Lease. Upon Landlord's receipt of such sum, the total aggregate Security Deposit held by Landlord shall be $59,371.00.

         5. Inapplicable Provisions. Landlord and Tenant acknowledge and agree that Sections 40, 41 and 42 of the Lease are no longer applicable and that Sections 40, 41 and 42 of the Lease are hereby deleted in their entirety and shall be of no further force or effect.

         6. Personal Liability. Notwithstanding anything to the contrary contained in the Lease, the liability of Landlord, any agent of Landlord, or any of their respective officers, directors, shareholders, or employees to Tenant for or in respect of any default by Landlord under the terms of the Lease, as amended by this Amendment, or in respect of any other claim or cause of action shall be limited to the interest of Landlord in the Project, and Tenant agrees to look solely to Landlord's interest in the Project for the recovery and satisfaction of any judgment against Landlord, any agent of Landlord, or any of their respective officers, directors, shareholders, and employees.

         7. Insurance and Indemnification. The word "gross" is hereby inserted into line 12 of Section 8.A. of the Lease immediately between the word "the" and the word "negligence".

         8. Hazardous Materials. Exhibit F to the Lease is hereby deleted in its entirety and a revised Exhibit F in form attached to this Amendment as Exhibit F-1 is hereby substituted in its place and stead.

         9. Waiver of Jury Trial. LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THE LEASE, AS AMENDED HEREBY, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LEASE, THIS AMENDMENT OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION THEREWITH OR HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE PREMISES (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THE LEASE, AS AMENDED BY THIS AMENDMENT, OR ANY CLAIMS OR DEFENSES ASSERTING THAT THE LEASE, AS AMENDED BY THIS AMENDMENT, WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS


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WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER AND ACCEPT THIS AMENDMENT.

         10. Representations and Warranties. Tenant hereby represents, warrants and agrees that: (i) there exists no Event of Default under the Lease, as amended by this Amendment, or any event or condition which, with notice or passage of time or both, would constitute an Event of Default on the part of Tenant under the Lease, as amended by this Amendment; (ii) the Lease, as amended by this Amendment, continues to be a legal, valid and binding agreement and obligation of Tenant; (iii) Landlord is not in default under the Lease, as amended by this Amendment; and (iv) Tenant has no offset or defense to performance of its obligations under the Lease, as amended by this Amendment.

         11. Brokers. Tenant represents and warrants that Tenant has had no dealing with any broker in connection with the negotiation or execution of this Amendment, and Tenant agrees to indemnify Landlord and hold Landlord harmless from any and all costs, expenses or liabilities for commissions or other compensation claimed by any broker or agent.

         12. Additional Provisions.

         (a) Time of the Essence. Time is of the essence of this Amendment and each and every provision hereof.

         (b) Entire Agreement. This Amendment constitutes the entire agreement between Landlord and Tenant with respect to the extension and modification of the Lease, and all prior or contemporaneous negotiations and agreements relating thereto, whether oral or written, are merged herein and shall be of no further force or effect.

         (c) No Other Changes. Except to the limited extent specifically provided herein, the Lease remains unmodified and in full force and effect on the terms, covenants and conditions set forth therein.

         (d) Conflict Among Documents. In the event of any conflict between the terms and conditions contained in this Amendment and the terms and conditions contained in the Lease, the terms and conditions of this Amendment shall prevail and be controlling.

         (e) Headings. Paragraph headings contained in this Amendment are for reference purposes only, and shall not affect in any way the meaning or interpretations of this Agreement.


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         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

Landlord:

MP CARIBBEAN, INC.,
a Delaware corporation

By:      GE CAPITAL INVESTMENT ADVISORS, INC.,
         its agent


/s/ Jerry D. Binkley
---------------------------------------
Chief Operating Officer


Tenant:


ABAXIS, INC.,
a California corporation


/s/ Paul Hemmes
---------------------------------------
Vice President of Operations


                                   EXHIBIT F-1
                UPDATED SCHEDULE OF PERMITTED HAZARDOUS MATERIALS

               [TO BE PROVIDED BY TENANT AND APPROVED BY LANDLORD]


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